POST-EFFECTIVE AMENDMENT NO. 8
                          TO FORM S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Net Lnnx, Inc.
     (Exact name of registrant as specified in its charter)

        Pennsylvania                               23-1726390
(State or other jurisdiction of                (I. R. S. Employer
incorporation or organization)                Identification No.)

 324 Datura Street, Suite 200 West Palm Beach, Florida   33401
         (Address of Principal Executive Offices)(Zip Code)

                  Net Lnnx, Inc. 1996 Stock Plan
                    (Full title of the plan)

                      Ronald W. Hayes, Jr.
    324 Datura Street, Suite 200, West Palm Beach, FL 33401
            (Name and address of agent for service)

                         (561) 659-1196
 (Telephone number, including area code, of agent for service)


     The registrant hereby files this Post Effective Amendment
No. 8 to the Registration Statement to indicate that all securities offered pursuant to the Net Lnnx, Inc. 1996 Stock Plan have been sold.

PAGE

                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No.8 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on June 18, 1998

  Net Lnnx, Inc.

  By:/s/Ronald W. Hayes, Jr.
     Ronald W. Hayes, Jr., President

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No.8 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

  By:/s/Ronald W. Hayes, Jr.
     Ronald W. Hayes, Jr., President, Director
     June 18, 1998

  By:/s/William R. Colucci
     William R. Colucci, Director, Executive V.P.
     June 18, 1998